Exhibit 99.1

Victory Capital Reports Second Quarter 2020 Financial Results

Second Quarter 2020 Highlights

  Total Assets Under Management (AUM) of $129.1 billion
  Long-term gross flows of $5.2 billion; long-term net outflows of $3.0 billion1
  GAAP operating margin of 36.2% and adjusted EBITDA margin of 47.5%2
  GAAP net income of $0.61 per diluted share, up 205% versus second quarter 2019
  Adjusted net income with tax benefit of $0.89 per diluted share, up 135% vs. second quarter 20192
  Board authorizes 20% increase in regular quarterly cash dividend

SAN ANTONIO, Texas--(BUSINESS WIRE)--August 5, 2020--Victory Capital Holdings, Inc. (NASDAQ:VCTR) (“Victory Capital” or “the Company”) today reported financial results for the quarter ended June 30, 2020.

“I am pleased to report that Victory Capital produced record financial results in a number of different areas for the second quarter and first half of the year,” said David Brown, Chairman and Chief Executive Officer. “Notwithstanding a challenging market environment and extreme volatility, we generated record revenue, profit margins and net earnings during the first six months of 2020. This is a testament not only to our business model, which is designed to deliver robust profitability in all market conditions, but also to our ability to successfully execute on our growth strategy.

“Our Investment Franchises generated outstanding investment performance during the second quarter, with 68% of total AUM outperforming benchmarks for the three-year period ended June 30, 2020. For the five-year period, 69% of our total AUM has outperformed associated benchmarks.

“The 20% cash dividend increase announced today by our Board, reflects strong current and projected cash flows. Our dividend and share repurchase program remain ancillary components of our capital allocation strategy. During the quarter, most of our free cash flow was used to reduce debt in preparation for potential acquisition opportunities that we are currently evaluating.

“To date, we have decreased outstanding debt by $240 million since the origination of our term loan in July of 2019. Rapid debt reduction, combined with lower interest rates and the successful repricing of the debt in January to reduce the interest rate spread by 75 basis points, resulted in a 15% decline in interest expense and other financing costs compared with the first quarter of 2020.

“Integration of the business we acquired from USAA remains on track and is nearing completion, as we pivot toward the future growth opportunity from the acquisition. We are currently in the process of launching a new digital experience to enhance service to members and elevate marketing opportunities in this direct-to-consumer channel.

“In July, Victory Capital became a signatory to the United Nations-supported Principles for Responsible Investment (PRI), broadening our commitment to responsible investing. This was an important milestone formalizing what our autonomous Investment Franchises and Solutions Platform have been doing for many years. Each of our Investment Franchises follows an approach to incorporating ESG considerations that best suits its own investment process or the objectives of its clients. As always, serving the needs of our clients remains our top priority.”

1Excludes asset flows directly related to the closing of the sale of USAA’s brokerage business.
2The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

The table below presents AUM, and certain GAAP and non-GAAP (“adjusted”) financial results. Due to rounding, AUM values and other amounts in this press release may not add up precisely to the totals provided.

(in millions except per share amounts or as otherwise noted)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
Assets Under Management
Ending	$129,070	$123,779	$64,077	$129,070	$64,077
Average	128,927	144,112	60,063	136,519	58,553

Long-term Flows(2)
Long-term Gross(2)	$5,166	$7,273	$7,514	$12,439	$10,552
Long-term Net(2)	(3,466)	(3,101)	3,694	(6,568)	2,589

Money Market/Short-term Flows
Money Market/Short-term Gross	$4,411	$7,652	$—	$12,063	$—
Money Market/Short-term Net	(8,416)	201	—	(8,214)	—

Total Flows
Total Gross	$9,577	$14,925	$7,514	$24,502	$10,552
Total Net	(11,882)	(2,900)	3,694	(14,782)	2,589

Consolidated Financial Results (GAAP)
Revenue	$181.9	$204.4	$91.4	$386.3	$178.8
Revenue realization (in bps)	56.7	57.1	61.0	56.9	61.6
Operating expenses	116.1	113.8	68.6	229.9	134.0
Income from operations	65.8	90.6	22.7	156.4	44.9
Operating margin	36.2%	44.3%	24.9%	40.5%	25.1%
Net income	44.7	57.2	14.4	101.9	28.9
Earnings per diluted share	$0.61	$0.77	$0.20	$1.38	$0.40
Cash flow from operations	69.0	51.9	31.4	120.9	49.3

Adjusted Performance Results (Non-GAAP)(1)
Adjusted EBITDA	$86.3	$91.5	$36.6	$177.8	$70.2
Adjusted EBITDA margin	47.5%	44.8%	40.0%	46.0%	39.2%
Adjusted net income	58.3	61.7	24.4	120.0	46.3
Tax benefit of goodwill and acquired intangible assets	6.7	6.7	3.4	13.5	6.7
Adjusted net income with tax benefit	65.1	68.5	27.7	133.5	53.0
Adjusted net income with tax benefit per diluted share	$0.89	$0.92	$0.38	$1.81	$0.73

____________________
1 The Company reports its financial results in accordance with GAAP. Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

2 Long-term AUM is defined as total AUM excluding Money Market and short-term assets.

AUM, Flows and Investment Performance

Victory Capital’s total AUM increased by 4.3%, or $5.3 billion, to $129.1 billion at June 30, 2020, compared with $123.8 billion at March 31, 2020. The increase was attributable to positive market action of $17.2 billion, partially offset by net outflows of $11.9 billion that included asset flows related to the closing of the sale of USAA’s brokerage business in May 2020. Total gross flows were $9.6 billion for the second quarter and $24.5 billion for the year-to-date period. Long-term AUM increased by 12.3%, or $13.7 billion, to $125.3 billion at June 30, 2020, compared with $111.7 billion at March 31, 2020. For the year-to-date period, the Company reported long-term gross flows of $12.4 billion and net long-term outflows of $6.6 billion.

At June 30, 2020, Victory Capital offered 118 investment strategies through its nine autonomous Investment Franchises and Solutions Platform. The table below presents outperformance against benchmarks by AUM as of June 30, 2020.

Percentage of AUM Outperforming Benchmark
Trailing	Trailing	Trailing	Trailing
1-Year	3-Years	5-Years	10-Years
45%	68%	69%	78%

Second Quarter 2020 Compared with First Quarter 2020

Revenue decreased 11% to $181.9 million, in the second quarter, compared with $204.4 million in the first quarter, reflecting lower average AUM. GAAP operating margin contracted 810 basis points in the second quarter to 36.2%, down from 44.3% in the first quarter. The decrease was attributable to a $5.3 million expense increase in the fair value of contingent acquisition payments in the second quarter compared to an expense decrease of $5.5 million in the first quarter. Second quarter GAAP net income declined 22% to $44.7 million, down from $57.2 million in the prior quarter. On a per-share basis, GAAP net income declined 21% to $0.61 per diluted share in the second quarter, versus $0.77 per diluted share in the first quarter.

Adjusted net income with tax benefit decreased 5% to $65.1 million in the second quarter, down from $68.5 million in the first quarter. On a per-share basis, adjusted net income with tax benefit decreased 3% to $0.89 per diluted share in the second quarter, from $0.92 per diluted share in the prior quarter. Adjusted EBITDA decreased 6% to $86.3 million in the second quarter, versus $91.5 million in the first quarter. Adjusted EBITDA margin expanded 270 basis points in the second quarter of 2020 to a quarterly record high of 47.5% compared with 44.8% in the prior quarter.

Second Quarter 2020 Compared with Second Quarter 2019

Year-over-year results reflect the acquisition of the USAA Asset Management Company, which closed on July 1, 2019. The acquisition significantly impacted our financial results for the three months ended June 30, 2020 when compared to the three months ended June 30, 2019. Revenue for the three months ended June 30, 2020, rose 99% to $181.9 million, compared with $91.4 million in the same quarter of 2019. The increase was primarily due to higher average AUM as a result of the acquisition.

GAAP operating margin was 36.2% in the second quarter, a 1,130 basis point increase from the 24.9% recorded in the same quarter of 2019 primarily due to improved operating leverage. Operating expenses increased 69% to $116.1 million, compared with $68.6 million in last year’s second quarter, reflecting the Company’s larger scale and new call center dedicated to serving our direct channel. GAAP net income rose 211% to $44.7 million, or $0.61 per diluted share, in the second quarter compared with $14.4 million, or $0.20 per diluted share, in the same quarter of 2019.

Adjusted net income with tax benefit advanced 135% to $65.1 million, or $0.89 per diluted share, in the second quarter, compared with $27.7 million, or $0.38 per diluted share in the same quarter last year. Adjusted EBITDA rose 136% to $86.3 million, compared with $36.6 million in last year’s same quarter. Year-over-year, adjusted EBITDA margin expanded 750 basis points to 47.5% in the second quarter of 2020, compared with 40.0% in the same quarter last year.

Six Months Ended June 30, 2020 Compared with Six Months Ended June 30, 2019

Year-over-year results reflect the acquisition of the USAA Asset Management Company, which closed on July 1, 2019. The acquisition significantly impacted our financial results for the year-to-date period ended June 30, 2020 when compared to the year-to-date period ended June 30, 2019. Revenue for the six months ended June 30, 2020, rose 116% to $386.3 million, compared with $178.8 million in the same period of 2019. The increase was primarily due to higher average AUM as a result of the acquisition.

GAAP operating margin was 40.5% for the six months ended June 30, 2020, a 1,540 basis point increase from the 25.1% recorded in the same period in 2019 primarily due to improved operating leverage. Operating expenses increased 72% to $229.9 million at June 30, 2020, compared with $134.0 million in the same period in 2019, reflecting the Company’s larger scale and new call center dedicated to serving our direct channel. GAAP net income rose 252% to $101.9 million, or $1.38 per diluted share, in the first six months of 2020 compared with $28.9 million, or $0.40 per diluted share, in the same period in 2019.

Adjusted net income with tax benefit advanced 152% to $133.5 million, or $1.81 per diluted share, in the first six months of 2020, compared with $53.0 million, or $0.73 per diluted share in the same period in 2019. For the six months ended June 30, 2020, adjusted EBITDA rose 153% to $177.8 million, compared with $70.2 million for the same period in 2019. Year-over-year, adjusted EBITDA margin expanded 680 basis points to 46.0% in the first six months of 2020, compared with 39.2% in the same period last year.

Balance Sheet / Capital Management

On March 27, 2020, the Company executed a floating-to-fixed interest rate swap transaction to effectively fix the interest rate at 3.465% on $450 million of its outstanding Term Loan.

On May 26, 2020, the Company announced that its Board of Directors approved a new common stock repurchase program authorizing the repurchase of up to $15 million of its Class A Common Stock through December 31, 2021. During the second quarter, the Company repurchased 456,868 shares, at an average price of $15.73 per share, for a total cost of $7.2 million.

During the first six months of 2020, the Company reduced outstanding debt by an additional $71 million. Subsequent to June 30, 2020, we reduced outstanding term loan principal by $20.5 million through open market term loan debt repurchases and prepayments, for a total debt reduction of $239.8 million since July 1, 2019.

Today, the Company’s Board of Directors declared a $0.06 per share quarterly cash dividend, a 20% increase over the second quarter 2020. The dividend is payable on September 25, 2020, to shareholders of record on September 10, 2020.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call tomorrow morning, August 6, at 8:00 a.m. ET to discuss the results. Analysts and investors may participate in the question-and-answer session. To participate in the conference call, please call (877) 823-8673 (domestic) or (647) 689-4067 (international), shortly before 8:00 a.m. ET and reference the Victory Capital Conference Call. A live, listen-only webcast will also be available via the investor relations section of the Company’s website at https://ir.vcm.com. Prior to the call, a supplemental slide presentation that will be used during the conference call will be available on the Events and Presentations page of the Company’s investor relations website. For anyone who is unable to join the live event, an archive of the webcast will be available for replay shortly after the call concludes.

About Victory Capital

Victory Capital is a diversified global asset management firm with $129.1 billion in assets under management as of June 30, 2020. The Company operates a next-generation business model combining boutique investment qualities with the benefits of a fully integrated, centralized operating and distribution platform.

Victory Capital provides specialized investment strategies to institutions, intermediaries, retirement platforms and individual investors. With nine autonomous Investment Franchises and a Solutions Platform, Victory Capital offers a wide array of investment styles and investment vehicles including, actively managed mutual funds, separately managed accounts, rules-based and active ETFs, multi-asset class strategies, custom-designed solutions and a 529 College Savings Plan.

For more information, please visit www.vcm.com or follow us on: Twitter and LinkedIn.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include, without limitation, any statements preceded by, followed by or including words such as “target,” “believe,” “expect,” “aim,” “intend,” “may,” “anticipate,” “assume,” “budget,” “continue,” “estimate,” “future,” “objective,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “can have,” “likely,” “should,” “would,” “could” and other words and terms of similar meaning or the negative thereof. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond Victory Capital’s control such as the COVID-19 pandemic and its effect on our business, operations and financial results going forward, as discussed in Victory Capital’s filings with the SEC, that could cause Victory Capital’s actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements.

Although it is not possible to identify all such risks and factors, they include, among others, the following: reductions in AUM based on investment performance, client withdrawals, difficult market conditions and other factors such as a pandemic; the nature of the Company’s contracts and investment advisory agreements; the Company’s ability to maintain historical returns and sustain its historical growth; the Company’s dependence on third parties to market its strategies and provide products or services for the operation of its business; the Company’s ability to retain key investment professionals or members of its senior management team; the Company’s reliance on the technology systems supporting its operations; the Company’s ability to successfully acquire and integrate new companies; the concentration of the Company’s investments in long-only small- and mid-cap equity and U.S. clients; risks and uncertainties associated with non-U.S. investments; the Company’s efforts to establish and develop new teams and strategies; the ability of the Company’s investment teams to identify appropriate investment opportunities; the Company’s ability to limit employee misconduct; the Company’s ability to meet the guidelines set by its clients; the Company’s exposure to potential litigation (including administrative or tax proceedings) or regulatory actions; the Company’s ability to implement effective information and cyber security policies, procedures and capabilities; the Company’s substantial indebtedness; the potential impairment of the Company’s goodwill and intangible assets; disruption to the operations of third parties whose functions are integral to the Company’s ETF platform; the Company’s determination that Victory Capital is not required to register as an "investment company" under the 1940 Act; the fluctuation of the Company’s expenses; the Company’s ability to respond to recent trends in the investment management industry; the level of regulation on investment management firms and the Company’s ability to respond to regulatory developments; the competitiveness of the investment management industry; the dual class structure of the Company’s common stock; the level of control over the Company retained by Crestview GP; the Company’s status as an emerging growth company and a controlled company; and other risks and factors listed under "Risk Factors" and elsewhere in the Company’s filings with the SEC.

Such forward-looking statements are based on numerous assumptions regarding Victory Capital’s present and future business strategies and the environment in which it will operate in the future. Any forward-looking statement made in this press release speaks only as of the date hereof. Except as required by law, Victory Capital assumes no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Victory Capital Holdings, Inc. and Subsidiaries Unaudited Consolidated Statements of Operations (in thousands except per share data and percentages)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
Revenue
Investment management fees	$130,032	$146,881	$78,042	$276,913	$152,453
Fund administration and distribution fees	51,854	57,540	13,318	109,394	26,386
Total revenue	181,886	204,421	91,360	386,307	178,839

Expenses
Personnel compensation and benefits	49,105	47,571	35,542	96,676	70,043
Distribution and other asset-based expenses	41,630	54,860	16,182	96,490	31,949
General and administrative	13,289	11,888	7,087	25,177	14,174
Depreciation and amortization	4,166	4,050	5,263	8,216	10,485
Change in value of consideration payable for acquisition of business	5,300	(5,500)	(14)	(200)	(14)
Acquisition-related costs	(23)	(69)	2,787	(92)	5,564
Restructuring and integration costs	2,605	998	1,788	3,603	1,788
Total operating expenses	116,072	113,798	68,635	229,870	133,989

Income from operations	65,814	90,623	22,725	156,437	44,850
Operating margin	36.2%	44.3%	24.9%	40.5%	25.1%

Other income (expense)
Interest income and other income (expense)	2,966	(4,172)	656	(1,206)	2,489
Interest expense and other financing costs	(9,710)	(11,408)	(4,520)	(21,118)	(9,144)
Gain (loss) on debt extinguishment	137	(1,054)	—	(917)	—
Total other expense, net	(6,607)	(16,634)	(3,864)	(23,241)	(6,655)

Income before income taxes	59,207	73,989	18,861	133,196	38,195

Income tax expense	(14,487)	(16,823)	(4,478)	(31,310)	(9,285)

Net income	$44,720	$57,166	$14,383	$101,886	$28,910

Earnings per share of common stock
Basic	$0.66	$0.84	$0.21	$1.50	$0.43
Diluted	0.61	0.77	0.20	1.38	0.40

Weighted average number of shares outstanding
Basic	67,821	67,790	67,583	67,806	67,552
Diluted	73,204	74,350	73,521	73,818	72,962

Dividends declared per share	$0.05	$0.05	$—	$0.10	$—

Victory Capital Holdings, Inc. and Subsidiaries Reconciliation of GAAP to Non-GAAP Measures (unaudited; in thousands except per share data and percentages)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
Net income (GAAP)	$44,720	$57,166	$14,383	$101,886	$28,910
Income tax expense	(14,487)	(16,823)	(4,478)	(31,310)	(9,285)
Income before income taxes	$59,207	$73,989	$18,861	$133,196	$38,195
Interest expense	8,267	10,528	3,613	18,795	7,466
Depreciation	746	884	612	1,630	1,183
Other business taxes	219	(3,296)	424	(3,077)	979
Amortization of acquisition-related intangible assets	3,420	3,166	4,651	6,586	9,302
Stock-based compensation	3,068	5,372	3,321	8,440	4,799
Acquisition, restructuring and exit costs	10,105	(1,542)	4,575	8,563	7,352
Debt issuance costs	1,312	2,389	366	3,701	730
Earnings from equity method investments	—	—	150	—	154
Adjusted EBITDA	$86,344	$91,490	$36,573	$177,834	$70,160
Adjusted EBITDA margin	47.5%	44.8%	40.0%	46.0%	39.2%

Net income (GAAP)	$44,720	$57,166	$14,383	$101,886	$28,910
Adjustment to reflect the operating performance of the Company
Other business taxes	219	(3,296)	424	(3,077)	979
Amortization of acquisition-related intangible assets	3,420	3,166	4,651	6,586	9,302
Stock-based compensation	3,068	5,372	3,321	8,440	4,799
Acquisition, restructuring and exit costs	10,105	(1,542)	4,575	8,563	7,352
Debt issuance costs	1,312	2,389	366	3,701	730
Tax effect of above adjustments	(4,531)	(1,522)	(3,334)	(6,053)	(5,790)
Adjusted net income	$58,313	$61,733	$24,386	$120,046	$46,282
Adjusted net income per diluted share	$0.80	$0.83	$0.33	$1.63	$0.63

Tax benefit of goodwill and acquired intangible assets	$6,745	$6,728	$3,361	$13,473	$6,722
Tax benefit of goodwill and acquired intangible assets per diluted share	$0.09	$0.09	$0.05	$0.18	$0.09

Adjusted net income with tax benefit	$65,058	$68,461	$27,747	$133,519	$53,004
Adjusted net income with tax benefit per diluted share	$0.89	$0.92	$0.38	$1.81	$0.73

Victory Capital Holdings, Inc. and Subsidiaries Unaudited Condensed Consolidated Balance Sheets (In thousands, except for shares)

	June 30, 2020	December 31, 2019
Assets
Cash and cash equivalents	$55,184	$37,121
Receivables	74,805	95,093
Prepaid expenses	6,252	4,852
Investments	18,507	19,076
Property and equipment, net	16,009	13,240
Goodwill	404,750	404,750
Other intangible assets, net	1,168,885	1,175,471
Other assets	3,448	3,706
Total assets	$1,747,840	$1,753,309

Liabilities and stockholders' equity
Accounts payable and accrued expenses	$78,265	$89,203
Accrued compensation and benefits	33,944	54,842
Consideration payable for acquisition of business	118,500	118,700
Deferred tax liability, net	14,785	5,486
Other liabilities	30,273	22,668
Long-term debt, net(1)	857,233	924,539
Total liabilities	1,133,000	1,215,438

Stockholders' equity
Class A common stock, $0.01 par value per share: 2020 - 400,000,000 shares authorized, 18,717,074 shares issued and 16,335,021 shares outstanding; 2019 - 400,000,000 shares authorized, 18,099,772 shares issued and 16,414,617 shares outstanding	187	181
Class B common stock, $0.01 par value per share: 2020 - 200,000,000 shares authorized, 54,504,294 shares issued and 51,360,645 shares outstanding; 2019 - 200,000,000 shares authorized, 53,937,394 shares issued and 51,281,512 shares outstanding	545	539
Additional paid-in capital	636,386	624,766
Class A treasury stock, at cost: 2020 - 2,382,053 shares; 2019 - 1,685,155 shares	(33,104)	(21,524)
Class B treasury stock, at cost: 2020 - 3,143,649 shares; 2019 - 2,655,882 shares	(40,912)	(31,386)
Accumulated other comprehensive loss	(8,403)	—
Retained earnings (deficit)	60,141	(34,705)
Total stockholders' equity	614,840	537,871
Total liabilities and stockholders' equity	$1,747,840	$1,753,309

1 Balances at June 30, 2020 and December 31, 2019 are shown net of unamortized loan discount and debt issuance costs in the amount of $23.5 million and $27.5 million, respectively. The gross amount of the debt outstanding was $880.7 million as of June 30, 2020 and $952 million as of December 31, 2019.

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management (unaudited; in millions except for percentages)

	For the Three Months Ended			% Change from
	June 30,	March 31,	June 30,	March 31,	June 30,
	2020	2020	2019	2020	2019
Beginning assets under management	$123,779	$151,832	$58,119	-18%	113%
Gross client cash inflows	9,577	14,925	7,514	-36%	27%
Gross client cash outflows	(21,459)	(17,825)	(3,819)	20%	462%
Net client cash flows	(11,882)	(2,900)	3,694	310%	-422%
Market appreciation (depreciation)	17,173	(25,153)	2,269	168%	657%
Acquired assets / Net transfers	—	—	(4)	0%	0%
Ending assets under management	129,070	123,779	64,077	4%	101%
Average assets under management	128,927	144,112	60,063	-11%	115%

	For the Six Months Ended			% Change from
	June 30,	June 30,		June 30,
	2020	2019		2019
Beginning assets under management	$151,832	$52,763		188%
Gross client cash inflows	24,502	10,552		132%
Gross client cash outflows	(39,284)	(7,963)		393%
Net client cash flows	(14,782)	2,589		-671%
Market appreciation (depreciation)	(7,979)	8,729		-191%
Acquired assets / Net transfers	—	(4)		0%
Ending assets under management	129,070	64,077		101%
Average assets under management	136,519	58,553		133%

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management by Asset Class (unaudited; in millions)

For the Three Months Ended	By Asset Class
					Global /
	U.S. Mid	U.S. Small	Fixed	U.S. Large	Non-U.S.			Total	Money Market /
	Cap Equity	Cap Equity	Income	Cap Equity	Equity	Solutions	Other	Long-term	Short-term	Total
June 30, 2020
Beginning assets under management	$18,622	$11,885	$35,402	$10,703	$9,372	$25,526	$140	$111,650	$12,129	$123,779
Gross client cash inflows	943	997	1,498	216	436	1,067	10	5,166	4,411	9,577
Gross client cash outflows	(1,511)	(1,393)	(2,775)	(599)	(575)	(1,767)	(12)	(8,632)	(12,826)	(21,459)
Net client cash flows	(568)	(396)	(1,278)	(383)	(138)	(700)	(3)	(3,466)	(8,416)	(11,882)
Market appreciation (depreciation)	4,428	2,592	1,503	2,207	1,898	4,479	55	17,159	14	17,173
Acquired assets / Net transfers	2	2	(4)	(2)	(1)	—	3	—	—	—
Ending assets under management	$22,483	$14,083	$35,622	$12,524	$11,130	$29,305	$195	$125,343	$3,727	$129,070

March 31, 2020
Beginning assets under management	$26,347	$17,346	$37,973	$14,091	$12,603	$31,649	$236	$140,245	$11,587	$151,832
Gross client cash inflows	1,474	1,233	1,951	238	671	1,695	11	7,273	7,652	14,925
Gross client cash outflows	(2,265)	(1,310)	(2,890)	(807)	(684)	(2,394)	(24)	(10,374)	(7,451)	(17,825)
Net client cash flows	(791)	(77)	(939)	(569)	(13)	(699)	(12)	(3,101)	201	(2,900)
Market appreciation (depreciation)	(6,907)	(5,325)	(1,361)	(2,828)	(3,245)	(5,436)	(86)	(25,187)	34	(25,153)
Acquired assets / Net transfers	(28)	(59)	(272)	9	27	12	3	(307)	307	—
Ending assets under management	$18,622	$11,885	$35,402	$10,703	$9,372	$25,526	$140	$111,650	$12,129	$123,779

June 30, 2019
Beginning assets under management	$22,169	$14,714	$6,973	$4,117	$5,234	$3,996	$918	$58,119	$—	$58,119
Gross client cash inflows	2,784	729	506	22	333	3,092	48	7,514	—	7,514
Gross client cash outflows	(1,840)	(924)	(330)	(128)	(205)	(295)	(97)	(3,819)	—	(3,819)
Net client cash flows	944	(195)	176	(106)	128	2,797	(49)	3,694	—	3,694
Market appreciation (depreciation)	1,090	760	152	101	137	126	(97)	2,269	—	2,269
Acquired assets / Net transfers	—	—	(1)	(4)	—	—	—	(4)	—	(4)
Ending assets under management	$24,203	$15,278	$7,300	$4,108	$5,498	$6,919	$771	$64,077	$—	$64,077

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management by Asset Class (unaudited; in millions)

For the Six Months Ended	By Asset Class
					Global /
	U.S. Mid	U.S. Small	Fixed	U.S. Large	Non-U.S.			Total	Money Market /
	Cap Equity	Cap Equity	Income	Cap Equity	Equity	Solutions	Other	Long-term	Short-term	Total
June 30, 2020
Beginning assets under management	$26,347	$17,346	$37,973	$14,091	$12,603	$31,649	$236	$140,245	$11,587	$151,832
Gross client cash inflows	2,416	2,230	3,449	454	1,107	2,762	21	12,439	12,063	24,502
Gross client cash outflows	(3,776)	(2,703)	(5,665)	(1,406)	(1,259)	(4,161)	(36)	(19,007)	(20,277)	(39,284)
Net client cash flows	(1,360)	(473)	(2,217)	(952)	(152)	(1,399)	(15)	(6,568)	(8,214)	(14,782)
Market appreciation (depreciation)	(2,479)	(2,733)	142	(621)	(1,347)	(956)	(32)	(8,027)	48	(7,979)
Acquired assets / Net transfers	(25)	(57)	(276)	7	26	12	6	(307)	307	—
Ending assets under management	$22,483	$14,083	$35,622	$12,524	$11,130	$29,305	$195	$125,343	$3,727	$129,070

June 30, 2019
Beginning assets under management	$20,019	$12,948	$6,836	$3,759	$4,610	$3,767	$824	$52,763	$—	$52,763
Gross client cash inflows	3,777	1,721	809	48	698	3,371	129	10,552	—	10,552
Gross client cash outflows	(3,626)	(1,983)	(713)	(311)	(482)	(644)	(204)	(7,963)	—	(7,963)
Net client cash flows	151	(262)	96	(263)	216	2,727	(75)	2,589	—	2,589
Market appreciation (depreciation)	4,032	2,594	368	617	672	424	23	8,729	—	8,729
Acquired assets / Net transfers	2	(1)	—	(5)	—	1	—	(4)	—	(4)
Ending assets under management	$24,203	$15,278	$7,300	$4,108	$5,498	$6,919	$771	$64,077	$—	$64,077

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management by Vehicle (unaudited; in millions)

For the Three Months Ended	By Vehicle
			Separate
			Accounts
	Mutual		and Other
	Funds(1)	ETFs(2)	Vehicles(3)	Total
June 30, 2020
Beginning assets under management	$98,305	$3,177	$22,296	$123,779
Gross client cash inflows	8,621	90	866	9,577
Gross client cash outflows	(19,726)	(214)	(1,519)	(21,459)
Net client cash flows	(11,104)	(124)	(653)	(11,882)
Market appreciation (depreciation)	13,229	409	3,535	17,173
Acquired assets / Net transfers	—	—	—	—
Ending assets under management	$100,430	$3,462	$25,179	$129,070

March 31, 2020
Beginning assets under management	$118,605	$4,213	$29,014	$151,832
Gross client cash inflows	13,745	255	925	14,925
Gross client cash outflows	(15,631)	(461)	(1,733)	(17,825)
Net client cash flows	(1,886)	(205)	(809)	(2,900)
Market appreciation (depreciation)	(18,413)	(830)	(5,910)	(25,153)
Acquired assets / Net transfers	—	—	—	—
Ending assets under management	$98,305	$3,177	$22,296	$123,779

June 30, 2019
Beginning assets under management	$33,786	$3,123	$21,210	$58,119
Gross client cash inflows	1,998	107	5,409	7,514
Gross client cash outflows	(2,874)	(231)	(714)	(3,819)
Net client cash flows	(876)	(124)	4,694	3,694
Market appreciation (depreciation)	1,352	94	823	2,269
Acquired assets / Net transfers	(4)	—	—	(4)
Ending assets under management	$34,258	$3,093	$26,726	$64,077

(1) Includes institutional and retail share classes, money market and VIP funds.

(2) Excludes assets managed for other proprietary product (i.e. funds of funds) in order to adjust for double counting.

(3) Includes collective trust funds, wrap program separate accounts and unified managed accounts or UMAs.

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management by Vehicle (unaudited; in millions)

For the Six Months Ended	By Vehicle
			Separate
			Accounts
	Mutual		and Other
	Funds(1)	ETFs(2)	Vehicles(3)	Total
June 30, 2020
Beginning assets under management	$118,605	$4,213	$29,014	$151,832
Gross client cash inflows	22,366	345	1,790	24,502
Gross client cash outflows	(35,357)	(675)	(3,252)	(39,284)
Net client cash flows	(12,990)	(330)	(1,462)	(14,782)
Market appreciation (depreciation)	(5,185)	(421)	(2,374)	(7,979)
Acquired assets / Net transfers	—	—	—	—
Ending assets under management	$100,430	$3,462	$25,179	$129,070

June 30, 2019
Beginning assets under management	$30,492	$2,956	$19,315	$52,763
Gross client cash inflows	4,378	349	5,825	10,552
Gross client cash outflows	(5,761)	(531)	(1,671)	(7,963)
Net client cash flows	(1,383)	(182)	4,154	2,589
Market appreciation (depreciation)	5,153	318	3,258	8,729
Acquired assets / Net transfers	(4)	—	—	(4)
Ending assets under management	$34,258	$3,093	$26,726	$64,077

(1) Includes institutional and retail share classes, money market and VIP funds.

(2) Excludes assets managed for other proprietary product (i.e. funds of funds) in order to adjust for double counting.

(3) Includes collective trust funds, wrap program separate accounts and unified managed accounts or UMAs.

Information Regarding Non-GAAP Financial Measures

Victory Capital uses non-GAAP financial measures referred to as Adjusted EBITDA and Adjusted Net Income to measure the operating profitability of the Company. These measures eliminate the impact of one-time acquisition, restructuring and integration costs and demonstrate the ongoing operating earnings metrics of the Company. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to assess the operating performance of the Company.

Adjusted EBITDA

Adjustments made to GAAP Net Income to calculate Adjusted EBITDA, as applicable, are:

  Adding back income tax expense;
  Adding back interest paid on debt and other financing costs, net of interest income;
  Adding back depreciation on property and equipment;
  Adding back other business taxes;
  Adding back amortization expense on acquisition-related intangible assets;
  Adding back stock-based compensation expense associated with equity awards issued from pools created in connection with the management-led buyout and various acquisitions and as a result of equity grants related to the IPO;
  Adding back direct incremental costs of acquisitions, including restructuring costs;
  Adding back debt issuance cost expense;
  Adjusting for earnings/losses on equity method investments.

Adjusted Net Income

Adjustments made to GAAP Net Income to calculate Adjusted Net Income, as applicable, are:

  Adding back other business taxes;
  Adding back amortization expense on acquisition-related intangible assets;
  Adding back stock-based compensation expense associated with equity awards issued from pools created in connection with the management-led buyout and various acquisitions and as a result of any equity grants related to the IPO;
  Adding back direct incremental costs of acquisitions, including restructuring costs;
  Adding back debt issuance cost expense;
  Subtracting an estimate of income tax expense applied to the sum of the adjustments above.

Tax Benefit of Goodwill and Acquired Intangible Assets

Due to Victory Capital’s acquisitive nature, tax deductions allowed on acquired intangible assets and goodwill provide it with additional significant supplemental economic benefit. The tax benefit of goodwill and intangible assets represent the tax benefits associated with deductions allowed for intangible assets and goodwill generated from prior acquisitions in which the Company received a step-up in basis for tax purposes. Acquired intangible assets and goodwill may be amortized for tax purposes, generally over a 15-year period. The tax benefit from amortization on these assets is included to show the full economic benefit of deductions for all acquired intangible assets with a step-up in tax basis.

Contacts

Investors:
Matthew Dennis, CFA
Chief of Staff
Director, Investor Relations
216-898-2412
mdennis@vcm.com

Media:
Tricia Ross
310-622-8226
tross@finprofiles.com